UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 16, 2006, Document Security System, Inc. (the Company) issued to International Barcode Corporation (d/b/a Barcode Technology) a warrant to purchase 500,000 shares of the Company’s common stock, $0.02 par value per share, at a price of $10.00 per share vesting over approximately one year and with an expiration date of June 16, 2007.

The warrant was issued as compensation for services to be provided by Barcode Technology. The issuance of this warrant is not a public offering. The Company is therefore relying on the exemption found in Section 4(2) of the Securities Act of 1933.

A copy of the press release announcing the agreement is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release of the Registrant dated June 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2006
DOCUMENT SECURITY SYSTEMS, INC.

	By:	/s/ Patrick A. White
Name: Patrick A. White
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 22, 2006